                                 FINANCING AGREEMENT




                         THE CIT GROUP/BUSINESS CREDIT, INC.

                                     (AS LENDER)


                                         AND


                              SAMES ELECTROSTATIC, INC.

                                    (AS BORROWER)


                               DATED: OCTOBER 21, 1998


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                                 TABLE OF CONTENTS


                                                                           Page
                                                                           -----
SECTION 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 2.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . .   9

SECTION 3.  Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 4.  [INTENTIONALLY DELETED]

SECTION 5.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 6.  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 7.  Representations, Warranties and Covenants . . . . . . . . . . .  19

SECTION 8.  Interest, Fees and Expenses . . . . . . . . . . . . . . . . . .  26

SECTION 9.  Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 10. Events of Default and Remedies. . . . . . . . . . . . . . . . .  29

SECTION 11. Termination . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECTION 12. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  32


SCHEDULES

Schedule 1 - Existing Liens
Schedule 2 - Collateral Locations, Chief Executive Office and Tradenames
Schedule 3 - Existing Litigation

     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 10 South LaSalle Street, Chicago, Illinois 60603, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans and other financial accommodations to SAMES ELECTROSTATIC, INC. (hereinafter the "Company"), a Connecticut corporation with a chief executive office of business at 11998 Merriman Road, Livonia, Michigan 48150.

SECTION 1.  DEFINITIONS

     1.1 For purposes of this Financing Agreement, the following terms shall be defined in the following manner:

     ACCOUNTS shall mean all of the Company's now existing and future: (a) accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to CITBC) including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (b) any and all instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights (as defined in the U.C.C.) and chattel paper (as defined in the U.C.C.); (c) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (e) reserves and credit balances arising hereunder; (f) guarantees or collateral for any of the foregoing; (g) insurance policies or rights relating to any of the foregoing; and (h) cash and non-cash proceeds of any and all the foregoing.

     ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean either (a) fifty percent (50%) in the case of any Trade Account Receivable in an amount in excess of $1,000,000 and unpaid (in whole or in part) more than ninety (90) days from the date of invoice, (b) seventy-five percent (75%) in the case of any Trade Account Receivable in an amount in excess of $1,000,000 and unpaid (in whole or in part) more than sixty (60) days from the date of invoice and (c) eighty-five percent (85%) in the case of any other Trade Account Receivable.

     ANNIVERSARY DATE shall mean the date occurring three (3) years from the date hereof and the same date in every year thereafter.

     AVAILABILITY shall mean at any time the excess of (a) the lesser of i) the Line of Credit or ii) the Borrowing Base over (b) the sum of i) the outstanding aggregate amount of all Obligations, ii) the Availability Reserve and iii) after the occurrence of an Event of Default, all payments of the Company to CITBC coming due within sixty (60) days from the date of computation.

     AVAILABILITY RESERVE shall mean an amount equal to the sum of: (a) three
(3) months rental payments on all of the Company's leased premises for which the Company has not delivered to CITBC a landlord's waiver (in form and substance satisfactory to CITBC in the exercise of its reasonable business judgment), as adjusted from time to time hereafter upon delivery to CITBC of any such acceptable waiver, the opening or closing of a Collateral location or any change in rental payment; and (b) such other reserves as CITBC deems necessary in its reasonable business judgment, including, without limitation, reserves imposed as a result of i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or ii) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, prospects, profits, operations, industry, financial condition or assets.

     BORROWING BASE shall mean the sum of (a) the outstanding Eligible Accounts Receivable of the Company multiplied by the applicable Accounts Receivable Advance Percentage, plus (b) the lesser of i) the Inventory Loan Cap or ii) the aggregate value of Eligible Inventory of the Company (as determined at the lower of cost or market on a first-in, first-out basis) multiplied by the Inventory Advance Percentage.

     BUSINESS DAY shall mean any day on which both CITBC and The Chase Manhattan Bank are open for business.

     CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company.

     CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company.

     CHASE MANHATTAN RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chase Manhattan Bank to its borrowers).

     CITBC PROPOSAL LETTER shall mean the Commitment Letter dated October 2, 1998, issued by CITBC to, and accepted by, the Company.

     CLOSING DATE shall mean the date (on or after the date hereof) on which CITBC makes the initial extension of credit to the Company hereunder, whether in the form of Revolving Loans or Letters of Credit.

     COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Investment Property, Other Collateral and Real Estate (if any) of the Company.

      CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for Parent, the Company and the consolidated subsidiaries of each of them, eliminating all inter-company transactions and prepared in accordance with GAAP.

     CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus an individual balance sheet for the Company, showing all eliminations of inter-company transactions and prepared in accordance with GAAP.

     CUSTOMARILY PERMITTED LIENS shall mean: (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amount of such liens shall not exceed $100,000 in the aggregate at any one time; (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policy delivered to CITBC herewith.

     DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

     DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of two percent (2%) and the Chase Manhattan Rate, which CITBC shall be entitled to charge the Company on all Obligations owed to CITBC by the Company to the extent provided in Section 10.2 of this Financing Agreement.

     DEPOSITORY ACCOUNTS shall mean those accounts owned by CITBC and designated for the deposit of proceeds of Collateral.

     DOCUMENTATION FEES shall mean CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

     DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the U.C.C.) including, without limitation, all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not, and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

     EARLY TERMINATION DATE shall mean any date other than an Anniversary Date on which the Company terminates this Financing Agreement or the Line of Credit.

     EARLY TERMINATION FEE shall mean the fee that CITBC is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to any Anniversary Date. If the Company terminates the Line of Credit or this Financing Agreement in connection with a sale of either x) all or a controlling interest of the capital stock of the Company or Parent, y) a sale of all or substantially all of the assets of the Company to a purchaser unaffiliated with the Company or z) a merger of the Company or Parent into an entity unaffiliated with the Company and Parent, then the Early Termination Fee shall be $75,000 if such termination occurs during the first year following the Closing Date and $50,000 if such termination occurs during the second year following the Closing Date. If the Company terminates the Line of Credit or this Financing Agreement in connection with a sale of either x) all or a controlling interest of the capital stock of the Company or Parent, y) a sale of substantially all of the assets of the Company to a purchaser unaffiliated with the Company or z) a merger of the Company or Parent into an entity unaffiliated with the Company and Parent, then during the third year or any subsequent year following the Closing Date, then the Early Termination Fee shall be $100,000. If the Company terminates the Line of Credit or this Financing Agreement for any reason other than those reasons stated above, then the Early Termination Fee shall be $300,000 if such termination occurs during the first year following the Closing Date, $200,000 if such termination occurs during the second year following the Closing Date and $100,000 if such termination occurs during the third year or any subsequent year following the Closing Date.

     ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Company's Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and (b) reserves for: i) sales to the United States of America or to any agency, department or division thereof; ii) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC in its reasonable business judgment) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency,
y) to customers residing in Canada, provided that such sales otherwise comply with all of the other criteria for eligibility hereunder and are payable in United States currency or z) of up to $250,000 in the aggregate to foreign subsidiaries of Ford Motor Company, General Motors Corporation or Chrysler Corporation, collectively; iii) accounts that remain unpaid more than one hundred twenty (120) days from invoice date; iv) contras; v) sales to Parent, any subsidiary, or to any company affiliated (at the time of such sale) with the Company or Parent in any way; vi) bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is w) insolvent, x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or z) financially unacceptable to CITBC (in its reasonable business judgment) or has a credit rating reasonably unacceptable to CITBC; viii) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than one hundred twenty (120) days from invoice date;
ix) an amount representing, historically, returns, discounts, claims, credits and allowances; and x) any other reasons deemed necessary by CITBC in its reasonable business judgment, or which are customary either in the commercial finance industry or in the lending practices of CITBC.

     ELIGIBLE INVENTORY shall mean the gross amount of the Company's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and which at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, LESS any work-in-process, supplies (other than raw material), goods not present in the United States of America, goods returned or rejected by the Company's customers (other than goods that are undamaged and resaleable in the normal course of business), goods to be returned to the Company's suppliers, and goods in transit to third parties (other than to the Company's agents or warehouses), and LESS any reserves required by CITBC in its reasonable discretion for any reason, including, without limitation, reserves for special order goods, market value declines, goods subject to bill and hold (deferred shipment) or consignment sales, damaged goods, out-of-season goods and obsolete goods. Eligible Inventory shall not include Inventory in possession of a warehouseman, bailee or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CITBC) and CITBC has taken all other action required to perfect its security interest in such Inventory.

     EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures which do not constitute Inventory under the U.C.C., and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

     EXISTING LITIGATION shall mean the lawsuits, related proceedings and other pending or threatened matters described on SCHEDULE 3 attached hereto, in which the Company and/or Parent are defendants.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

     GENERAL INTANGIBLES shall mean all present and hereafter acquired general intangibles (as defined in the U.C.C.) including, without limitation, all right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses (but only to the extent that such licenses are assignable by the terms thereof or under applicable law), customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

     INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are either (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

     INVENTORY shall mean all of the Company's present and hereafter acquired inventory (as defined in the U.C.C.) including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

     INVENTORY ADVANCE PERCENTAGE shall mean forty percent (40%).

     INVENTORY LOAN CAP shall mean $4,000,000.

     INVESTMENT PROPERTY shall mean all of the Company's present and hereafter acquired securities, securities entitlements, securities accounts and other investment property (as such terms are defined in the U.C.C.).

     ISSUING BANK shall mean the bank issuing Letters of Credit for the Company.

     LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Company.

     LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document.

     LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge the Company under Section 8.4 of this Financing Agreement for (a) issuing the Letter of Credit Guaranty or (b) otherwise aiding the Company in obtaining Letters of Credit.

     LETTER OF CREDIT SUB-LINE shall mean $500,000 in the aggregate.

     LIBOR shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks as (a) quoted by Chase Manhattan Bank, (b) published under "Money Rates" in the New York City edition of the Wall Street Journal, or if there is no such publication or statement therein as to Libor, then in any publication used in the New York City financial community or (c) determined by CITBC based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time).

     LIBOR LOAN shall mean those Revolving Loans for which the Company has elected to use Libor for interest rate computations.

     LIBOR PERIOD shall mean the Libor for one month, two month or three month U.S. dollar deposits, as selected by the Company.

     LINE OF CREDIT shall mean the commitment of CITBC to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Company in obtaining Letters of Credit pursuant to Section 5 of this Financing Agreement in the aggregate amount equal to $10,000,000.

     LINE OF CREDIT FEE shall (a) mean the fee due CITBC at the end of each month for the Line of Credit, and (b) be determined by multiplying i) the difference between x) the Line of Credit and y) the sum of the average daily balance of Revolving Loans and the average daily face amount of all Letters of Credit for said month, by ii) three-eighths of one percent (0.375%) per annum for the number of days in said month.

     LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of Section 8.8 of this Financing Agreement.

     NET WORTH shall mean assets in excess of liabilities, determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company.

     OBLIGATIONS shall mean all loans and advances made or to be made by CITBC to the Company or to others for the Company's account (including, without limitation, all Revolving Loans and all Letters of Credit); any and all indebtedness and obligations which may at any time be owed to CITBC by the Company, howsoever arising, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owed to CITBC by the Company under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Company and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

     OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

     OTHER COLLATERAL shall mean: (a) all now owned and hereafter acquired deposit accounts maintained by or on behalf of the Company with any bank or financial institution; (b) all of the Company's cash and other monies and property in the possession or control of CITBC; (c) all of the Company's books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and (d) all cash and non-cash proceeds of the foregoing.

     OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in Section 10.3 of this Financing Agreement.

     PARENT shall mean Binks Sames Corporation, a Delaware corporation and the owner of 100% of the issued and outstanding capital stock of the Company.

     PERMITTED ENCUMBRANCES shall mean: (a) liens existing on the date hereof on specific items of Equipment and listed on SCHEDULE 1 hereto and other liens expressly permitted, or consented to, by CITBC; (b) Purchase Money Liens; (c) Customarily Permitted Liens; (d) liens granted to CITBC by the Company; (e) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000 (other than liens bonded or insured to the reasonable satisfaction of CITBC); and (f) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not i) other than with respect to Real Estate, senior to the liens of CITBC or ii) for taxes due the United States of America.

     PERMITTED INDEBTEDNESS shall mean: (a) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) the indebtedness secured by the Purchase Money Liens; (c) indebtedness arising under the Letters of Credit and this Financing Agreement; (d) deferred taxes and other expenses incurred in the ordinary course of business; (e) obligations incurred by the Company in connection with the settlement or other disposition of the Existing Litigation; and (f) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing.

     PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement, provided that (a) each such lien shall attach only to the Equipment to be acquired, (b) a description of the Equipment so acquired is furnished to CITBC, and (c) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $200,000 in any fiscal year.

     REAL ESTATE shall mean the Company's fee and/or leasehold interests in real property, if any, which has been, or will be, encumbered, mortgaged, pledged or assigned to CITBC or its designee.

     REVOLVING LOANS shall mean the loans and advances made from time to time to or for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

     REVOLVING LOAN ACCOUNT shall have the meaning specified in Section 3.6 of this Financing Agreement.

     TRADE ACCOUNTS RECEIVABLE shall mean that portion of Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of business.

     U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois.

SECTION 2.  CONDITIONS PRECEDENT

     2.1 The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

     (a) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company.

     (b) CASUALTY INSURANCE - The Company shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in paragraph (a) of Section 7.5 of this Financing Agreement.

     (c) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed any office of any jurisdiction in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the U.C.C., shall have been properly filed.
CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

     (d) GUARANTY OF PARENT - Parent shall have executed and delivered to CITBC a guaranty agreement in form acceptable to CITBC, guaranteeing all of the Obligations.

     (e) OPINION - Subject to the filing, priority and remedies provisions of the Uniform Commercial Code, the provisions of the Bankruptcy Code, insolvency statutes or other like laws, the equity powers of a court of law and such other matters as may be agreed upon with CITBC, counsel for the Company and Parent shall have delivered to CITBC opinion(s) satisfactory to CITBC opining, INTER ALIA, that: this Financing Agreement, the guaranty agreement executed by Parent and all other documents executed by the Company and delivered to CITBC in connection with this Financing Agreement are
x) valid, binding and enforceable according to their respective terms, y) duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter, by-laws or other organizational agreement of the Company or Parent or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company or Parent is a signatory or by which the Company, Parent or any of the Company's or Parent's respective assets are bound.

     (f) ADDITIONAL DOCUMENTS - The Company shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Company and CITBC.

     (g) BOARD RESOLUTIONS - CITBC shall have received a copy of the resolutions of the Board of Directors of the Company and Parent (as the case may be) authorizing the execution, delivery and performance of i) this Financing Agreement, ii) the guaranty agreement executed by Parent and iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company and Parent (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company and Parent (as the case may be) as to the incumbency and signature of the officers executing such agreements and any certificate or other documents to be delivered by them pursuant hereto.

     (h) CORPORATE ORGANIZATION - CITBC shall have received i) a copy of the Certificate of Incorporation (or other organizational documents) of each of the Company and Parent, certified by the applicable authority in such entity's State of organization, and ii) copies of the by-laws (as amended through the date hereof), if any, of the Company and Parent, certified by the Secretary or Assistant Secretary thereof.

     (i) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to CITBC, certifying that i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof,
ii) the Company is in compliance with all of the terms and provisions set forth herein and iii) no Default or Event of Default has occurred.

     (j) ABSENCE OF DEFAULT - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred.

     (k) ITW SALE - i) Parent shall have consummated the sale of the assets of certain of its subsidiaries to Illinois Tool Works Inc., ii) the Company shall have delivered to CITBC a fully executed copy of the sale and purchase agreement and related documents with respect to such sale, and iii) after CITBC's review of such documents, CITBC shall be satisfied with the ongoing liabilities of the Company and/or Parent to the purchaser thereunder. In addition, CITBC shall be satisfied with the terms and conditions of any ongoing contractual agreements between the Company and Illinois Tool Works Inc.

     (l) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, CITBC shall confirm to its satisfaction that there is no
i) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or Parent or their respective assets, by any agency, division or department of any county, city, state or federal government, ii) injunction, writ or restraining order restraining or prohibiting the Acquisition and/or the Merger or the consummation of the financing arrangements contemplated under this Financing Agreement or
iii) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or Parent or their respective assets, other than the Existing Litigation.

     (m) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

     (n) EXAMINATION & VERIFICATION; AVAILABILITY - CITBC shall have completed to the satisfaction of CITBC an update of its examination and verification of the Accounts, Inventory, books and records of the Company.

     (o) COLLECTION ACCOUNTS - CITBC shall have opened a bank account in its name for the collection of the Company's Accounts and the deposit of the proceeds of the Collateral, and CITBC, the Company and the depository bank shall have entered into an agreement in form and substance satisfactory to CITBC regarding the administration and control of such bank account.

     (p) EXISTING REVOLVING CREDIT AGREEMENT - i) all loans of the Company and Parent under the existing credit agreement with The First National Bank of Chicago, as agent, shall have been paid or satisfied in full and ii) CITBC shall confirm that all liens upon or security interests in favor of The First National Bank of Chicago, as agent, in connection therewith shall have been terminated and/or released.

     (q) PLEDGE OF COMPANY'S CAPITAL STOCK - Parent shall have executed and delivered to CITBC i) a pledge agreement in form and substance reasonably satisfactory to CITBC, pursuant to which Parent pledges to CITBC all of the issued and outstanding capital stock of the Company to secure the Obligations, and ii) blank stock powers covering all such capital stock. In addition, Parent shall have delivered to CITBC all original certificates evidencing such capital stock.

     2.2 Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above conditions precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS

     3.1 CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within the Availability and the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to the Borrowing Base. Each request shall constitute, unless otherwise disclosed in writing to CITBC, a representation and warranty by the Company that after giving effect to the requested advance, no Default or Event of Default has occurred, and that such requested Revolving Loan is within the Line of Credit and Availability. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the Business Day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

     3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request the Company shall provide CITBC with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CITBC to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

     3.3 The Company hereby represents and warrants that: (a) each Trade Account Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; (b) the Inventory being sold and the Trade Accounts Receivable created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing such Trade Accounts Receivable are in the name of the Company; and (d) the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which the Company has advised CITBC pursuant to Section 3.5 hereof. The Company confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that the books and records of the Company will reflect CITBC's interest in the Accounts. All of the books and records of the Company will be available to CITBC at normal business hours, including any records handled or maintained for the Company by any other company or entity.

     3.4 The Company may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Company's expense, however, such privilege shall terminate automatically upon the institution by the Company of any proceeding under any bankruptcy or insolvency law (or thirty (30) days after the institution against the Company of any involuntary proceeding under any bankruptcy or insolvency law, if such involuntary proceeding is not dismissed or discharged prior to such date) or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived. Any checks, cash, notes or other instruments or property received by the Company with respect to any Accounts shall be held by the Company in trust for CITBC, separate from the Company's own property and funds, and immediately deposited into a Depository Account. All amounts received by CITBC in payment of Accounts will be credited to the Company's Revolving Loan Account upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

     3.5 The Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Company that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived, and on notice from CITBC, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CITBC's name and held by the Company for CITBC's account as owner and assignee.

     3.6 CITBC shall maintain a separate account on its books in the Company's name (the "Revolving Loan Account") in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any of the Obligations. The Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any of the Obligations. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

     3.7 After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     3.8 In the event that (a) the sum of i) the outstanding balance of Revolving Loans and ii) outstanding balance of Letters of Credit exceeds
(b) either i) the maximum amount thereof available under Sections 3 and 5 hereof or ii) the Line of Credit (herein the amount of any such excess shall be referred to as the "Excess"), such Excess immediately shall be due and payable to CITBC without notice of or demand therefor.

SECTION 4.  [INTENTIONALLY DELETED]

SECTION 5.  LETTERS OF CREDIT

     In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of imported Inventory, Equipment or otherwise, the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

     5.1 Within the Line of Credit and Availability, CITBC shall assist the Company in obtaining Letters of Credit in an aggregate amount outstanding at any time equal to or less than Letter of Credit Sub-Line. CITBC's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CITBC's sole discretion. It is understood that the terms, conditions and purpose of each Letter of Credit (and any modifications thereof) shall be subject to the prior approval of CITBC in the exercise of its reasonable discretion. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purposes. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, CITBC's assistance in connection with any Letter of Credit Guaranty shall be in CITBC's sole discretion unless such Default and/or Event of Default is waived.

     5.2 CITBC shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under any Letter of Credit Guaranty at the earlier of (a) payment by CITBC under such Letter of Credit Guaranty, or (b) the occurrence of an Event of Default. Any amount charged to Company's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1 of this Financing Agreement.

     5.3 The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of Credit Guaranty. The Company further agrees to hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Company agrees that any charges incurred by CITBC for the Company's account by the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's Revolving Loan Account.

     5.4 CITBC shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral.

     5.5 The Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put CITBC in any resulting liability to the Company. In furtherance thereof but subject to
Section 5.6 below, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Company.

     5.6 Without CITBC's express consent and endorsement in writing, the Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not waived, not to i) clear and resolve any questions of non-compliance of documents or ii) give any instructions as to acceptances or rejection of any documents or goods.

     5.7 The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

     5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.  COLLATERAL

     6.1 As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

     (a)  present and hereafter acquired Inventory;

     (b)  present and hereafter acquired Equipment;

     (c)  present and future Accounts;

     (d)  present and future Documents of Title;

     (e)  present and future General Intangibles;

     (f)  present and future Investment Property;

     (g)  present and future Other Collateral; and

     (h)  Real Estate, if any.

     6.2  The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or lessee or conditional vendee;

     (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

     (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

     6.3 The Company agrees to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC by deposit in the Depository Accounts. CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived, in which event no further disposition shall be made of the Inventory by the Company without CITBC's prior written approval. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of CITBC, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The provisions of this Section 6.3 shall not apply to Inventory consisting of sheet metal situated at locations operated by Illinois Tool Works Inc. or any affiliate thereof.

     6.4 The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment for CITBC's account and make no disposition thereof unless the Company first obtains the prior written approval of CITBC. Any sale, exchange or other disposition of any Equipment shall only be made by the Company with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to a Depository Account. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything set forth herein to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided that (a) the then net book value of the Equipment so disposed of does not exceed $200,000 in the aggregate in any fiscal year and (b) the proceeds of such sales or dispositions are delivered to CITBC in accordance with he foregoing provisions of this Section 6.4, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, and provided further that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived.

     6.5 The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     6.6 To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

     6.7 Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the Company's Revolving Loan Account when due.

     6.8 The Company shall give to CITBC from time to time such mortgage(s), deed(s) of trust or assignment(s) covering the real estate acquired in fee after the date hereof as CITBC shall require to obtain a valid first lien thereon.

     6.9 The Company shall give to CITBC, and/or shall cause the appropriate party to give to CITBC, from time to time such pledge or security agreements with respect to General Intangibles and capital stock of the Company and any and all subsidiaries of the Company as CITBC shall require to obtain valid first liens thereon.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1 The Company hereby warrants and represents and/or covenants that: (a) the fair value of the Company's assets exceeds the book value of the Company's liabilities; (b) the Company is generally able to pay its debts as they become due and payable; (c) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances; (d) SCHEDULE 2 hereto correctly and completely sets forth the Company's chief executive office, all of the Collateral locations and all tradenames of the Company; (e) except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and exclusive liens on the Collateral; (f) except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (g) the Company will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; (h) the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances;
(i) the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval of CITBC, except as otherwise permitted in Section 6.4 of this Financing Agreement; (j) the execution and delivery of this Financing Agreement by the Company and the performance of its obligations hereunder do not violate any terms, provisions, representations or covenants in the charter, by-laws or other organizational agreement of the Company, or any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company is a signatory or by which the Company or any of the Company's assets are bound; and (k) except for the Existing Litigation, there is no litigation pending or threatened against the Company.

     7.2 The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require.
The Company agrees that CITBC or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

     7.3 The Company agrees to execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, schedules and other information and documentation as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. Without limiting the foregoing, the Company shall provide CITBC with the following items, in such detail as CITBC shall reasonably require: (a) at least once each week but more frequently upon CITBC's request, a borrowing base certificate, certified by the chief financial officer of the Company or another officer of the Company acceptable to CITBC; (b) on or before the 15th day of each month, an aged trial balance of all Accounts existing as of the last day of the preceding month; and (c) on or before the 15th day of each month, a summary of Inventory as of the last day of the preceding month, certified by the chief financial officer of the Company. The Company's failure, however, to promptly give CITBC such statements or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

     7.4 The Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CITBC's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CITBC's possession; and (e) performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

     7.5 (a) The Company agrees to maintain insurance on the Inventory and other Collateral under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC (the (the "Required Insurance"). All policies covering the Collateral are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. Upon the occurrence of an Event of Default which is not waived, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (b) Unless Borrower provides CITBC with evidence of the Required Insurance in the manner set forth in paragraph (a) above, CITBC may purchase insurance at the Company's expense to protect CITBC's interests in the Collateral. The insurance purchased by CITBC may, but need not, protect the Company's interests in the Collateral, and therefore such insurance may not pay any claim which the Company makes or any claim which is made against the Company in connection with the Collateral. The Company may later request that CITBC cancel any insurance purchased by CITBC, but only after providing CITBC with satisfactory evidence that the Company has the Required Insurance. If CITBC purchases insurance covering all or any portion of the Collateral, the Company shall be responsible for the costs of such insurance, including interest (at the applicable rate set forth hereunder) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or the expiration of the insurance, and CITBC may charge all of such costs, interest and other charges to the Revolving Loan Account. The costs of the premiums of any insurance purchased by CITBC may exceed the costs of insurance which the Company may be able to purchase on its own.
In the event that CITBC purchases insurance, CITBC will notify the Company of such purchase within thirty (30) days after the date of such purchase. If, within thirty (30) days of the date of such notice, the Company provides CITBC with proof that the Company's had the Required Insurance as of the date on which CITBC purchased insurance AND the Company has continued at all times thereafter to have the Required Insurance, then CIT agrees to cancel the insurance purchased by CITBC and credit the Revolving Loan Account by the amount of all costs, interest and other charges associated with such insurance previously charged to the Revolving Loan Account.

     (c) i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall reduce the Revolving Loan and then the other Obligations;

     ii) In the event any part of the Company's Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $200,000.00, CITBC shall promptly apply such Proceeds to reduce the Revolving Loan.

     iii) As long as no Event of Default has occurred and remains outstanding, the Company has sufficient business interruption insurance to replace the lost profits of any of the Company's facilities, and the Proceeds are in excess of $200,000.00, the Company may elect (by delivering written notice to CITBC) to replace, repair or restore the Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Company does not, or cannot, elect to use the Proceeds as set forth above, CITBC may, subject to the rights of any holders of

Permitted Encumbrances holding claims senior to CITBC, apply the Proceeds to the payment of the Obligations in such manner and in such order as CITBC may reasonably elect.

     iv) If the Company elects to use the Proceeds for the repair, replacement or restoration of any Equipment and there then exists no Event of Default, x) proceeds of insurance in excess of $200,000.00 will be applied to the reduction of the Revolving Loans of the Company and y) CITBC may set up a reserve against Availability for an amount equal to the proceeds referred to in clause x) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment and disbursements in connection therewith.

     v) The Company agrees to pay any reasonable costs, fees or expenses which CITBC may reasonably incur in connection herewith.

     7.6 The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral. If such taxes remain unpaid after the date fixed for the payment thereof (unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings), or if any lien shall be claimed thereunder (a) for taxes due the United States of America or (b) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, then CITBC may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

     7.7 The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; and (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur in connection with any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices), and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder. The Company shall not be deemed to have breached any provision of this Section 7.7 if i) the failure to comply with the requirements of this Section 7.7 resulted from good faith error or innocent omission, ii) the Company promptly commences and diligently pursues a cure of such failure to comply and iii) such failure to comply is cured within fifteen (15) Business Days following the Company's receipt of notice from CITBC of such failure to comply.

     7.8 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to
CITBC: (a) within ninety (90) days after the end of each fiscal year of the Company, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the close of such year, and consolidated and consolidating (with respect to the Company) statements of profit and loss, cash flow and reconciliation of surplus of Parent for such year, audited by KPMG Peat Marwick or other independent public accountants selected by the Company and satisfactory to CITBC; (b) within thirty (30) days after the end of each month, a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such month, and consolidated and consolidating (with respect to the Company) statements of profit and loss and cash flow of Parent for such month and for the period commencing on the first day of the current fiscal year through the end of such month, certified by an authorized financial or accounting officer of the Company; (c) prior to the end of each fiscal year, monthly projections of the Consolidated Balance Sheet, Consolidating Balance Sheet, the consolidated and consolidating (with respect to the Company) statements of profits and loss and cash flow of Parent and Availability for the forthcoming fiscal year (notwithstanding the foregoing, such projections for Parent's fiscal year ending November 30, 1999 shall not be due until January 31, 1999); and (d) from time to time, such further information regarding the business affairs and financial condition of the Company and the Subsidiaries as CITBC may reasonably request. In connection with the issuance of each financial statement described in clause (a) above, the Company shall obtain the corresponding auditor's management letter and shall deliver a copy of such letter to CITBC within a reasonable amount of time after receipt thereof. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (a) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (b) during the particular accounting period i) there has been no default or condition which, with the passage of time or notice, or both, would constitute a Default or Event of Default under this Financing Agreement, or, if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate, and ii) the Company has not received any notice of cancellation with respect to its property insurance policies; and (c) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     7.9 The Company shall maintain, at all times during each month of the term of this Financing Agreement, a Net Worth equal to or greater than the sum of (a) $8,000,000 PLUS (b) the fifty percent (50%) of the cumulative net income of the Company (as reported monthly by the Company in the manner required hereunder, subject to fiscal year-end adjustments made in accordance with GAAP) from October 1, 1998 through the end of immediately preceding month. For purposes of this Section 7.9, if the Company incurs a net loss in any month, net income for such month shall be deemed to be zero.

     7.10 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not:

     (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

     (b)  Incur or create any Indebtedness other than the Permitted
Indebtedness;

     (c) Borrow any money on the security of the Collateral from sources other than CITBC;

     (d) Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of the Company's assets which do not constitute Collateral;

     (e) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company;

     (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (g) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Company may declare and pay dividends on its capital stock in an amount sufficient to enable the Parent: i) to pay all normal and customary expenses of Parent's operations (including, without limitation, salaries, benefits and bonuses to officers and employees); ii) to pay income or franchise taxes of the Company due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Company are included, provided that no Default or Event of Default has occurred or would occur after giving effect to any such dividend;
iii) to pay the costs (including applicable attorneys fees) of settlement or other disposition of the Existing Litigation, but only if the Company would be permitted under paragraph (i) of this Section 7.10 to pay such costs itself; and
iv) to pay the obligations of Parent to Illinois Tool Works Inc. which arise under Sections 2.3 and 9.1 of the Agreement of Purchase and Sale of Assets and Stock between Parent and Illinois Tool Works Inc.

     (h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation, other than loans to Parent for the purposes (and to the extent of any dollar amounts) permitted under paragraph (g) of this Section 7.10;

      (i) Pay the costs of any settlement or other disposition of the Existing Litigation unless: i) the Company notifies CITBC in writing of the proposed amount of payment of such costs (including associated attorneys fees and other expenses) at least five (5) days prior to such payment; ii) the Availability, after giving effect to the projected amount of such costs (including associated attorneys fees and other expenses), remains equal to or greater than $1,500,000 at all times during the period thirty (30) days preceding the date of the payment of such costs; and iii) the Availability, after giving effect to the actual amount of such costs (including associated attorneys fees and other expenses), remains equal to or greater than $1,500,000 at all times during the period thirty (30) days after the date of the payment of such costs.


     7.11 Without the prior written consent of CITBC, the Company will not: (a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Company payable during any fiscal year would exceed $500,000; or (b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of:

     i)   $50,000 from the date hereof through November 30, 1998;
     ii)  $200,000 for the fiscal year ending November 30, 1999;
     iii) $200,000 for the fiscal year ending November 30, 2000; and
     iv) $200,000 for the fiscal year ending November 30, 2001, and for each fiscal year thereafter.

To the extent that the maximum amount of Capital Expenditures and Capital Lease obligations permitted to be incurred by the Company in any period set forth above exceeds the amount of Capital Expenditures and Capital Lease obligations actually incurred by the Company during such period, the amount of such excess may be carried over and used by the Company in any subsequent period, in addition to the amount permitted to be incurred by the Company during such subsequent period.

     7.12 The Company agrees to advise CITBC in writing of (a) all expenditures (actual or anticipated) in excess of $150,000.00 for i) environmental clean-up,
ii) environmental compliance or iii) environmental testing and the impact of said expenses on the Company's working capital, and (b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide CITBC with copies of all such notices if so required.

     7.13 Without the prior written consent of CITBC, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with Parent, or any subsidiary or affiliate of either the Company or Parent at the time of such transaction, other than i) agreements relating to the payment of the costs of settlement or other disposition of the Existing Litigation, ii) purchases of inventory in the ordinary course of business by the Company from Sames France,
iii) any management or consulting agreements with Parent on terms no less favorable than the Company would obtain with entities unaffiliated with the Company and iv) any transaction expressly permitted by this Financing Agreement.

     7.14 The Company shall take all action reasonably necessary to assure that its computer-based systems are able to effectively process date-sensitive data functions. The Company represents and warrants to CITBC that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving dates subsequent to December 31, 1999) will not have a material adverse effect on the Company's business, assets or operations. The Company reasonably anticipates that all computer applications which are material to the operation of its business will, on a timely basis, be able to properly perform date-sensitive functions on and after January 1, 2000. Upon CITBC's request from time to time, the Company shall provide CITBC with assurances, in form and substance reasonably satisfactory to CITBC, that the Company's computer systems and applications are, or will be, Year 2000 compliant on a timely basis.

SECTION 8.  INTEREST, FEES AND EXPENSES

     8.1 Interest on outstanding balances of the Revolving Loans which are not Libor Loans shall be payable monthly as of the end of each month and shall accrue at a rate per annum equal the Chase Manhattan Rate on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month. On Libor Loans, interest shall be payable monthly as of the end of each month and shall accrue at a rate per annum equal to two and one-half percent (2.50%) plus the applicable Libor on the average balances of all Libor Loans outstanding during such month. In the event of any change in the Chase Manhattan Rate, the rate above immediately shall change so as to remain at the Chase Manhattan Rate. All interest rates shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's Revolving Loan Account for all interest provided for herein when due until all Obligations have been paid in full.

     8.2  [INTENTIONALLY DELETED]

     8.3 The Company may elect to use Libor as to any outstanding Revolving Loans provided that there then exists no Default or Event of Default and the Company has so advised CITBC of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period. The election and Libor shall be effective, provided there then exists no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or integral multiples of $100,000 in excess thereof, and there shall be no more than three (3) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then CITBC shall use the Chase Manhattan Rate to compute interest. In the event the Company requests any Libor election the Company shall pay to CITBC a $500 processing fee upon the effective date of each such Libor election hereunder. In addition, the Company shall pay to CITBC, upon the request of CITBC such amount or amounts as shall compensate CITBC for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of (a) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (b) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Company, contaning CITBC's calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to CITBC under this paragraph with regard to Libor Loans shall be made as though CITBC had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period, provided that CITBC may fund each of the Libor Loans in any manner CITBC sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Section 8.3. In addition, notwithstanding anything to the contrary contained herein, CITBC shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Companies initially to the loans accruing interest at the Chase Manhattan Rate then to Libor Loans, provided that upon the occurrence of an Event of Default, or in the event the aggregate amount of outstanding Libor Loans exceeds Availability or the applicable maximum levels set forth therefor, CITBC may apply all such amounts received by it to the payment of the Obligations in such manner and in such order as CITBC may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and CITBC shall be entitled to indemnification hereunder.

     8.4 In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and three-quarters percent (1.75%) per annum on the face amount of each Letter of Credit, less the amount of any and all amounts previously drawn under the Letter of Credit, payable (a) monthly in arrears, with respect to each documentary letter of credit and (b) in full upon issuance, with respect to each standby letter of credit.

     8.5 Any charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's Revolving Loan Account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

     8.6 The Company shall reimburse or pay CITBC upon demand, as the case may be, for i) all Out-of-Pocket Expenses of CITBC, ii) all Documentation Fees and
iii) fees of CITBC's in-house legal department and facilities in documenting, in whole or in part, this Agreement and the other loan documents solely on behalf of CITBC (the Out-of-Pocket Expenses of CITBC incurred prior to the execution of this Agreement and the fees described in clause iii) of this Section 8.6 shall not exceed $10,000 in the aggregate).

     8.7 Commencing on the first day of the month following the month in which the Closing Date occurs, and on the first day of each month thereafter, the Company shall pay to CITBC the Line of Credit Fee.

     8.8 To induce CITBC to enter into this Financing Agreement and to extend to the Company the Revolving Loan and Letters of Credit, the Company shall pay to CITBC a Loan Facility Fee in the amount of $50,000. The Loan Facility Fee shall be fully earned by CITBC on the Closing Date but shall be payable in two
(2) installments of $25,000 each, the first of which shall be payable upon execution of this Financing Agreement by CITBC and the second of which shall be due and payable on December 31, 1998.

     8.9 Prior to the occurrence of an Event of Default, the Company shall reimburse CITBC for the reasonable transportation, lodging and related travel expenses of CIT personnel in connection with up to four (4) periodic examinations per calendar year of the books and records of the Company and the Collateral. After the occurrence of an Event of Default, the Company shall reimburse CITBC for all such expenses as well as CITBC's standard charges for, and the fees of, the CITBC personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral.

     8.10 The Company hereby authorizes CITBC to charge the Company's Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CITBC may so make to the Company's Revolving Loan Account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

SECTION 9.  POWERS

     9.1 The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of CITBC or the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

     (d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

     (e) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

     9.2 Notwithstanding anything set forth herein to the contrary, the powers set forth in paragraphs (b), (d) and (e) of Section 9.1 may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

     10.1 Notwithstanding anything set forth herein to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

     (a) cessation of the business of the Company or Parent, or the calling of a meeting of the creditors of the Company or Parent for purposes of compromising the debts and obligations of the Company;

     (b) the failure of the Company or Parent to generally meet debts as they mature;

     (c) the commencement by or against the Company or Parent of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Company or Parent, such proceeding is not dismissed or discharged within thirty (30) days after commencement thereof;

     (d) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in paragraph (e) below) or in any other written agreement between the Company or CITBC, provided that such breach by the Company of any of the warranties, representations or covenants referred in this paragraph (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's reasonable satisfaction for a period of ten (10) Business Days from the date of such breach;

     (e) breach by the Company of any warranty, representation or covenant of 3.4; Sections 6.3 and 6.4 (other than the first sentence of Section 6.4); and Sections 7.1(h), 7.5, 7.6, 7.9, 7.10, 7.11 and 7.13;

     (f) failure of the Company to pay any of the Obligations on due date thereof;

     (g) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) incur any "accumulated funding deficiency" as defined in ERISA, iii) incur any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA; and with respect to this paragraph (g) such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

     (h) Parent shall revoke, rescind or repudiate the guaranty agreement delivered to CITBC in connection with this Agreement, or shall attempt to revoke, rescind or repudiate such guaranty agreement or deny that Parent has any further obligations to CITBC thereunder;

     (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing Indebtedness of the Company having a principal amount in excess of $250,000;

     (j) either: i) Arnold H. Dratt ceases for any reason to be actively engaged in the management of the Company and Parent, unless x) within thirty
(30) days thereafter the Company and CITBC amend this Financial Agreement to provide for an amended Net Worth covenant, a new fixed charge coverage ratio covenant and a new funded debt to EBITDA covenant, all of which covenants must be satisfactory to CITBC in its reasonable business judgment, y) within ninety (90) thereafter the Company and Parent appoint an interim replacement reasonably satisfactory to CITBC and z) within two hundred seventy (270) days thereafter the Company appoints a permanent replacement reasonably satisfactory to CITBC; or ii) any of the stock of the Company presently held (directly or indirectly) by the Parent is sold or transferred; or

     (k)  Availability at any time is less than $1,500,000.

     10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans, advances and extensions of credit provided for in Sections 3 and 5 of this Financing Agreement thereafter shall be made in CITBC's sole discretion, and the obligation of CITBC to make Revolving Loans and/or open Letters of Credit shall cease unless such Default or Event of Default is waived. In addition, at the option of CITBC, upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that with respect to this clause (b), CITBC has given the Company written notice of the Event of Default, (provided that no notice is required if the Event of Default is the Event listed in paragraph (c) of
Section 10.1) and the Company has failed to cure the Event of Default to CITBC's satisfaction within ten (10) days after CITBC notifies the Company in the manner required hereunder (or within 10 days of the occurrence of the Event of Default, in the case of an Event of Default listed in paragraph (c) of Section 10.1); and (c) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided that no notice of termination is required if the Event of Default is the Event listed in paragraph (c) of
Section 10.1. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

     10.3 Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to i) accelerate or extend the time of payment, ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and iii) issue credits in the name of the Company or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose its security interests in the Collateral by any available judicial procedure, or to take possession of any or all of the Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory, Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same, and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Company agrees, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Company or elsewhere and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage(s), deed(s) of trust or assignment(s) on the Real Estate shall govern the rights and remedies of CITBC thereto.

SECTION 11. TERMINATION

     11.1 Except as otherwise permitted herein, the Company or CITBC may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other party at least ten (10) Business Days prior written notice of termination. Notwithstanding the foregoing, (a) CITBC may terminate the Financing
Agreement immediately upon the occurrence of an Event of Default, provided that if the Event of Default is an event listed in paragraph (c) of Section 10.1 hereof, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required, and (b) the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon ten (10) Business Days' prior written notice to CITBC, provided that the Company pays to CITBC immediately on demand, an Early Termination Fee, if applicable. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  MISCELLANEOUS

     12.1 The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. Any waiver of an Event of Default by CITBC must be in writing and signed by an officer of CITBC, and no delay or omission of CITBC or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2 This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and CITBC; supersede any prior agreements; can be changed only by a writing signed by both the Company and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

     12.3 In no event shall the Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law.
If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This
Section 12.3 shall control every other provision hereof and of any other agreement made in connection herewith.

     12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 THE COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon receipt by the intended recipient when hand delivered or sent by facsimile or one Business Day after timely delivery to a commercial overnight courier service for delivery the next Business Day, and addressed to the party to be notified as follows:

     (a)  if to CITBC, at:

          The CIT Group/Business Credit, Inc.
          10 South LaSalle Street, 22nd Floor
          Chicago, Illinois 60603
          Attn: Regional Manager
          Telecopier No.: (312) 443-0139

     (b)  if to the Company at:

          Sames Electrostatic, Inc.
          11998 Merriman Road
          Livonia, Michigan 48150
          Attn: President
          Telecopier No.: (734) 261-9705

          with copies to:

          Vedder, Price, Kaufman and Kammholz
          222 North LaSalle Street
          Chicago, Illinois 60601
          Attn: Guy E. Snyder, Esq.
          Telecopier No.: (312)609-5005

          and

          Arnold H. Dratt
          Binks Sames Corporation
          9201 Belmont Avenue

          Franklin Park, Illinois 60131
          Telecopier No.: (847) 671-3062

or to such other address as any party may designate for itself by like notice.

     12.7 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to accepted and delivered in Chicago, Illinois by their proper and duly authorized officers as of the date set forth above.


                                       THE CIT GROUP/BUSINESS
                                       CREDIT, INC.


                                       By:  /s/ Michael Egan
                                           ------------------------------
                                       Its: Vice President


                                       SAMES ELECTROSTATIC, INC.


                                       By:  /s/ Jeffrey W. Lemajeur
                                           -------------------------------

                                       Its: Executive Vice President
                                           -------------------------------

                          SCHEDULE 1 - EXISTING LIENS


                                   FILING     SECURED
LOCATION            FILING NO.     DATE       PARTY                COLLATERAL
--------            ----------     ------     -------              ----------
SOS, Michigan       951888         3/28/95    Hovinga Business     Copier and
                                                                   accessories


- Rights of Illinois Tool Works Inc., if any, in Inventory consisting of sheet metal situated at any location operated by Illinois Tool Works Inc. or any affiliate thereof.

   SCHEDULE 2 - COLLATERAL LOCATIONS, CHIEF EXECUTIVE OFFICE AND TRADENAMES


CHIEF EXECUTIVE OFFICE

11998 Merriman Road
Livonia, Michigan 48150

COLLATERAL LOCATIONS

11998 Merriman Road
Livonia, Michigan 48150

TRADENAMES

                       SCHEDULE 3 - EXISTING LITIGATION